Exhibit 4.3

EXECUTION VERSION

INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED, as ISSUER,

INGERSOLL-RAND PLC,

INGERSOLL-RAND COMPANY LIMITED, and

INGERSOLL-RAND INTERNATIONAL HOLDING LIMITED,

as GUARANTORS

AND

THE BANK OF NEW YORK MELLON, as TRUSTEE

SECOND SUPPLEMENTAL INDENTURE

Dated as of June 20, 2013

THIS SECOND SUPPLEMENTAL INDENTURE, dated as of June 20, 2013, is among INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED, a company duly organized and existing under the laws of Bermuda (the “Company”), INGERSOLL-RAND PLC, a public limited company duly organized and existing under the laws of Ireland (“IR Parent”), INGERSOLL-RAND COMPANY LIMITED, a company duly organized and existing under the laws of Bermuda (“IR Limited”), INGERSOLL-RAND INTERNATIONAL HOLDING LIMITED, a company duly organized and existing under the laws of Bermuda (“IR International” and, together with IR Parent and IR Limited, the “Guarantors”), and THE BANK OF NEW YORK MELLON, a banking corporation duly organized and existing under the laws of the State of New York, acting as Trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS, the Company has duly authorized the execution and delivery of an Indenture dated as of June 20, 2013, among the Company, the Guarantors and the Trustee (the “Indenture”), to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series (collectively, the “Securities” and each, a “Security”);

WHEREAS, each Guarantor has duly authorized the execution and delivery of the Indenture to provide for Guarantees of the Securities provided for therein, as endorsed on each Security and authenticated and delivered pursuant to the Indenture (collectively, the “Guarantees” and each, a “Guarantee”);

WHEREAS, Section 901 of the Indenture provides, among other things, that the Company, the Guarantors and the Trustee may enter into indentures supplemental to the Indenture for, among other things, the purpose of establishing the form and terms of the Securities of any series, as permitted under Sections 201 and 301 of the Indenture, and the form and terms of the Guarantees, as permitted under Sections 201 and 206 of the Indenture;

WHEREAS, the Company has determined to issue a series of Securities entitled the “4.250% Senior Notes due 2023,” (the “Senior Notes”), with such series guaranteed by the Guarantors pursuant to the Indenture;

WHEREAS, the Company and the Guarantors have each duly authorized the execution and delivery of this Second Supplemental Indenture in order to provide for certain supplements to the Indenture which shall only be applicable to the Senior Notes and the related Guarantees;

WHEREAS, all acts and things necessary to make this Second Supplemental Indenture a valid and binding agreement of each of the Company and the Guarantors according to its terms have been done and performed;

WHEREAS, all acts and things necessary to make the Senior Notes, when executed by the Company and authenticated and delivered by the Trustee as provided in the Indenture and this Second Supplemental Indenture, the valid and binding obligations of the Company have been done and performed; and

WHEREAS, all acts and things necessary to make the related Guarantees, when executed by the Guarantors and authenticated and delivered by the Trustee as provided in the Indenture and this Second Supplemental Indenture, the valid and binding obligations of the Guarantors have been done and performed;

NOW, THEREFORE, in consideration of the premises, of the purchase and acceptance of the Senior Notes by the Holders thereof, and of the sum of one dollar duly paid to it by the Trustee at the execution and delivery of these presents, the receipt whereof is hereby acknowledged, each of the Company and the Guarantors covenants and agrees with the Trustee to supplement the Indenture, only for purposes of the Senior Notes and the related Guarantees, as follows:

ARTICLE ONE

DEFINITIONS

Section 101. Definitions. For all purposes of this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, (i) references to any Article, Section or subdivision thereof are references to an Article, Section or other subdivision of this Second Supplemental Indenture and (ii) capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture.

ARTICLE TWO

TERMS AND CONDITIONS OF THE SENIOR NOTES AND THE RELATED

GUARANTEES

Section 201. Designation, Principal Amount and Terms. There is hereby authorized and established, pursuant to Section 301 of the Indenture, a series of Securities designated as the “4.250% Senior Notes due 2023,” with such series guaranteed by the Guarantors pursuant to the Indenture.

(a) The 4.250% Senior Notes due 2023 and the related Guarantees shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Indenture and this Second Supplemental Indenture (including the form of Security set forth in Exhibit A-1 hereto and the form of Guarantee set forth in Exhibit A-2 hereto). Subject to Section 203 hereof, the aggregate principal amount of the 4.250% Senior Notes due 2023 which may initially be authenticated and delivered under this Second Supplemental Indenture shall not, except as permitted by the provisions of the Indenture, exceed $700,000,000.

Section 202. Optional Redemption. The Company may, at its option, elect to redeem any or all of the outstanding Senior Notes, in whole or in part, at any time and from time to time, upon not less than 30 nor more than 60 days’ prior written notice delivered electronically or mailed by first-class mail to the registered address of each Holder of the Senior Notes or otherwise in accordance with the procedures of the U.S. Depositary, at a Redemption Price equal to the greater of (1) 100% of the principal amount of the Senior Notes to be redeemed, or (2) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the Senior Notes to be redeemed (not including any portion of payments of interest accrued as of the Redemption Date) from the Redemption Date to the date of Maturity, discounted to the Redemption Date on a semi-annual basis assuming a 360-day year consisting of twelve 30-day months at a discount rate equal to the Adjusted Treasury Rate (as defined below) plus 35 basis points. Interest shall cease to accrue on the Senior Notes or portions of the Senior Notes called for redemption on and after the Redemption Date and the Company shall pay accrued and unpaid interest on the principal amount of the Senior Notes being redeemed to, but not including, the Redemption Date.

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Senior Notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Senior Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than four Reference Treasury Dealer Quotations, the average of the Reference Treasury Dealer Quotations so received.

“Quotation Agent” means J.P. Morgan Securities LLC.

“Reference Treasury Dealer” means (i) each of Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their respective successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), in which case the Company shall substitute another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealers selected by the Quotation Agent.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding that Redemption Date.

Section 203. Additional Issuances. The Company may, at any time, without the consent of the Holders of the Senior Notes, issue additional Senior Notes of the same series having the same ranking and the same interest rate, maturity and other terms as any of the existing Senior Notes. Any additional Senior Notes having such similar terms, together with the existing Senior Notes, may constitute a single series of Senior Notes under the Indenture and this Second Supplemental Indenture; provided, however, if the additional Senior Notes are not fungible with the existing Senior Notes of such series for U.S. federal income tax purposes, such additional Senior Notes shall have a different CUSIP number. No additional Senior Notes may be issued if an Event of Default under the Indenture has occurred and is continuing with respect to the Senior Notes.

Section 204. Special Tax Redemption. The Company may elect to redeem the outstanding Senior Notes, in whole but not in part, at any time, upon not less than 30 nor more than 60 days’ prior written notice delivered electronically or mailed by first-class mail to the registered address of each Holder of the Senior Notes or otherwise in accordance with the procedures of the U.S. Depositary, at a Redemption Price equal to 100% of the principal amount of the Senior Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to, but not including, the date fixed for redemption (a “Tax Redemption Date”), and Additional Amounts, if any, then due or becoming due on the Tax Redemption Date in the event (i) the Company is, has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Senior Notes, any Additional Amounts or indemnification payments (other than in respect of documentary taxes) as a result of (A) a change or amendment in the laws or treaties (including any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction; or (B) any change or amendment in the application, administration or interpretation of such laws, treaties, regulations or rulings (including pursuant to a holding, judgment or order by a court of competent jurisdiction); which change or amendment, in either case, is announced or becomes effective after the date hereof (or, if the applicable Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a later date, after such later date) (each of the foregoing in clauses (A) and (B), a “Change in Tax Law”); and (ii) the Company has determined in its business judgment that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to the Company. Notwithstanding the foregoing, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would, but for such redemption, be obligated to make such payment or withholding or later than 90 days after the Company is first obligated to make such payment or withholding. Prior to the delivery or mailing of any notice of redemption of the Senior Notes pursuant to the foregoing, the Company shall deliver to the Trustee (1) a certificate signed by a duly authorized officer stating that the Company is entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company to so redeem have occurred and (2) an opinion of an independent tax counsel of recognized international standing to the effect that the circumstances referred to in clause (i) in the first sentence of this Section 204 exist, and the Trustee shall accept such certificate and such opinion as sufficient evidence of the satisfaction of the conditions precedent above, which acceptance shall then be conclusive and binding on the Holders of Senior Notes.

Section 205. Tax Considerations for Holders. The Company may request at any time from Holders of Senior Notes who are “United States persons” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”), to provide a properly completed and duly executed U.S. Internal Revenue Service Form W-9 (or valid substitute form) and from Holders of Senior Notes who are not “United States persons” within the meaning of Section 7701(a)(30) of the Code to provide a properly completed and duly executed U.S. Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY (or valid substitute form). Any such request must be complied with by such Holder or Holders within 30 days’ of the receipt thereof, such request to be made in writing and mailed by first-class mail to the registered address of such Holder or Holders. If a form previously delivered pursuant to this Section 205 expires or becomes obsolete, or if there is a change in circumstances requiring a change in the form previously delivered, the Holder that previously delivered such form shall deliver a new, properly completed and duly executed form on or before the date that the previously delivered form expires or becomes obsolete or promptly after the change in circumstances occurs.

Section 206. Additional Amounts.

All payments made by the Company, the Guarantors or a successor of either of them (each a “Payor”) on the Senior Notes in respect of interest or principal shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:

(1)	any jurisdiction from or through which payment on the Senior Notes or the applicable Guarantee is made in respect of interest or principal, or any political subdivision or governmental authority thereof or therein having the power to tax; or

(2)	any other jurisdiction in which a Payor is organized or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clauses (1) and (2), a “Relevant Taxing Jurisdiction”), shall at any time be required from any payments made with respect to the Senior Notes in respect of interest or principal, the Payor shall pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each beneficial owner of the Senior Notes or the Guarantee, as the case may be, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), equal the amounts which would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no such Additional Amounts shall be payable with respect to:

(1)	any Taxes that would not have been so imposed but for the existence of any present or former connection between the beneficial owner (or between a fiduciary, settlor, beneficiary, partner, member, shareholder or other holder of equity interests of, or possessor of power over the relevant beneficial owner, if the relevant beneficial owner is an estate, nominee, trust, partnership, limited liability company, corporation or other entity) and the Relevant Taxing Jurisdiction (including the beneficial owner being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than by the mere ownership or holding of such note or enforcement of rights thereunder or under the Guarantee or the receipt of payments in respect thereof;

(2)	any Taxes that would not have been so imposed if the beneficial owner had made a declaration of non-residence or any other claim or filing for exemption to which it is entitled (provided that (x) such declaration of non-residence or other claim or filing for exemption is required by the applicable law of the Relevant Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold such Taxes and (y) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption is required under the applicable law of the Relevant Taxing Jurisdiction, the relevant beneficial owner at that time has been notified by the Payor or any other person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption is required to be made);

(3)	any note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the beneficial owner (except to the extent that the beneficial owner would have been entitled to Additional Amounts had the note been presented during such 30 day period);

(4)	any Taxes that are payable otherwise than by withholding from a payment of the principal of, premium, if any, or interest, on the Senior Notes or under the Guarantee;

(5)	any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(6)	any withholding or deduction imposed on a payment to an individual that is required to be made pursuant to European Council Directive 2003/48/ EC on the taxation of savings or any other directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive;

(7)	any Taxes which could have been avoided by the presentation (where presentation is required) of the relevant note to another Paying Agent in a member state of the European Union; or

(8)	any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Code, or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or (without prejudice to any of the foregoing) any law implementing an intergovernmental approach thereto.

Such Additional Amounts shall also not be payable where, had the beneficial owner of the note been the Holder of the note, it would not have been entitled to payment of Additional Amounts by reason of any of clauses (1) to (8) inclusive above.

The Payor shall (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Payor shall use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes and shall provide such certified copies to each Holder. The Payor shall attach to each certified copy a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of Senior Notes then outstanding and (y) the amount of such withholding Taxes paid per $1,000 principal amount of the Senior Notes. Copies of such documentation shall be available for inspection during ordinary business hours at the office of the Trustee by the Holders of the Senior Notes upon request and shall be made available at the offices of the Paying Agent.

At least 30 days prior to each date on which any payment under or with respect to the Senior Notes or the Guarantee is due and payable (unless such obligation to pay Additional Amounts arises shortly before or after the 30th day prior to such date, in which case it shall be promptly thereafter), if the Payor shall be obligated to pay Additional Amounts with respect to such payment, the Payor shall deliver to the Trustee an Officers’ Certificate stating the fact that such Additional Amounts shall be payable, the amounts so payable and shall set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date. Each such Officer’s Certificate shall be relied upon until receipt of a further Officers’ Certificate addressing such matters.

If the Payor conducts business in any jurisdiction (an “Additional Taxing Jurisdiction”) other than a Relevant Taxing Jurisdiction and, as a result, is required by the law of such Additional Taxing Jurisdiction to deduct or withhold any amount on account of taxes imposed by such Additional Taxing Jurisdiction from payments under the Senior Notes or the Guarantee, as the case may be, which would not have been required to be so deducted or withheld but for such conduct of business in such Additional Taxing Jurisdiction, the Additional Amounts provision described above shall be considered to apply to such Holders or beneficial owners as if references in such provision to “Taxes” included taxes imposed by way of deduction or withholding by any such Additional Taxing Jurisdiction (or any political subdivision thereof or taxing authority therein).

Wherever in the Indenture, the Senior Notes or the Guarantee there are mentioned, in any context:

(1)	the payment of principal,

(2)	purchase prices in connection with a purchase of Senior Notes,

(3)	interest, or

(4)	any other amount payable on or with respect to the Senior Notes or the Guarantee,

such reference shall be deemed to include payment of Additional Amounts as described under this section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Payor shall pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of any Senior Notes or any other document or instrument referred to therein (other than a transfer of the Senior Notes), or the receipt of any payments with respect to the Senior Notes or the Guarantee, excluding any such taxes, charges’ or similar levies imposed by any jurisdiction other than the jurisdiction in which a Paying Agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of the Senior Notes, the Guarantee or any other such document or instrument following the occurrence of any Event of Default with respect to the Senior Notes.

The foregoing obligations shall survive any termination, defeasance or discharge of the Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor to a Payor is organized or any political subdivision or taxing authority or agency thereof or therein.

Section 207. Offer to Redeem Upon Change of Control Triggering Event.

Upon the occurrence of a Change of Control Triggering Event, unless the Company has previously exercised its right to redeem the Senior Notes in full, each Holder of the Senior Notes shall have the right to require the Company to purchase all or a portion of such Holder’s Senior Notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of Holders of the Senior Notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company shall be required to send, by electronic delivery or first class mail or otherwise in accordance with the procedures of the U.S. Depositary, a notice to each Holder of the Senior Notes, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state:

(i) (a) if delivered or mailed following the date upon which a Change of Control Triggering Event has occurred, that a Change of Control Triggering Event has occurred and that such Holder of the Senior Notes has the right to require the Company to purchase all or a portion of such Holder’s Senior Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of the Senior Notes of record on the relevant record date to receive interest on the relevant interest payment date), or (b) if delivered or mailed prior to any Change of Control but after the public announcement of a pending Change of Control, that a Change of Control is pending and, upon the occurrence of a Change of Control Triggering Event, such Holder of the Senior Notes has the right to require the Company to purchase all or a portion of such Holder’s Senior Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of the Senior Notes of record on the relevant record date to receive interest on the relevant interest payment date) and that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date;

(ii) the circumstances and relevant facts regarding such Change of Control Triggering Event;

(iii) the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is delivered or mailed, other than as may be required by law (the “Change of Control Payment Date”); and

(iv) the instructions determined by the Company, consistent with this Section, that a Holder of the Senior Notes must follow in order to have its Senior Notes purchased.

Holders of the Senior Notes electing to have Senior Notes purchased pursuant to a Change of Control Offer shall be required to surrender their Senior Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Senior Notes completed, to the Paying Agent at the address specified in the notice, or transfer their Senior Notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date. Holders of the Senior Notes shall be entitled to withdraw their election if the Paying Agent receives not later than one Business Day prior to the purchase date a telegram, telex facsimile transmission or letter setting forth the name of the Holder of the Senior Notes and a statement that such Holder is withdrawing its election to have such Senior Notes purchased.

On the Change of Control Payment Date, the Company shall, to the extent lawful:

1.	accept for payment all Senior Notes (or portions of Senior Notes) properly tendered pursuant to the Change of Control Offer; provided that the unpurchased portion of any Senior Note must be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof;

2.	deposit with the Paying Agent an amount equal to the aggregate payment in respect of all Senior Notes (or portions of Senior Notes) properly tendered pursuant to the Change of Control Offer; and

3.	deliver or cause to be delivered to the Trustee the Senior Notes properly accepted for purchase, together with an Officer’s Certificate stating the aggregate principal amount of the Senior Notes (or portions of Senior Notes) being purchased.

The Paying Agent shall promptly mail or transfer to each Holder of Senior Notes properly tendered the purchase price for the Senior Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each such Holder new Senior Notes equal in principal amount to any unpurchased portion of any Senior Notes surrendered; provided that each new Senior Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. A Senior Note shall be deemed to have been accepted for purchase at the time the Paying Agent mails or delivers payment therefor to the Surrendering Holder.

The Company shall not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements in this Section 205 for such an offer made by the Company and such third party purchases all Senior Notes properly tendered and not withdrawn under its offer.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the purchase of the Senior Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Senior Notes, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions of the Senior Notes by virtue of such conflict.

Each of the Company and Guarantors shall use reasonable best efforts to ensure that at all times at least two Rating Agencies are providing a rating for the Senior Notes.

For purposes of the Change of Control Offer provisions of the Senior Notes, the following terms shall be applicable:

“Below Investment Grade Rating Event” means, with respect to the Senior Notes, such notes cease to be rated Investment Grade by at least two of the three Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by IR Parent of any Change of Control (or pending Change of Control) and ending 60 days following the consummation of such Change of Control (which Trigger Period shall be extended if the rating of the Senior Notes is under publicly announced consideration for possible downgrade by any Rating Agency on such 60th day, such extension to last with respect to each Rating Agency until the date on which such Rating Agency considering such possible downgrade either (x) rates the Senior Notes below Investment Grade or (y) publicly announces that it is no longer considering the Senior Notes for possible downgrade; provided, that no such extension shall occur if on such 60th day the Senior Notes are rated Investment Grade not subject to review for possible downgrade by any Rating Agency).

“Change of Control” means the occurrence of any one of the following:

1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of IR Parent and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) and Section 14(d) of the Exchange Act) other than to IR Parent or one of its subsidiaries;

2) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d) and Section 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of IR Parent, or other Voting Stock into which the Voting Stock of IR Parent is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

3) the first day on which the majority of the members of the board of directors of IR Parent cease to be Continuing Directors;

4) IR Parent consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, IR Parent, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of IR Parent or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of IR Parent outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction;

5) the adoption of a plan relating to the liquidation or dissolution of IR Parent; or

6) the failure of IR Parent to own, directly or indirectly, at least 51% of the Voting Stock of the Company.

Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control under clause (2) above if (i) IR Parent becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii) the shares of the Voting Stock of IR Parent outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of such holding company immediately after giving effect to such transaction.

“Change of Control Triggering Event” means, with respect to the Senior Notes, the occurrence of both a Change of Control and a Below Investment Grade Rating Event with respect to the Senior Notes. Notwithstanding the foregoing, no Change of Control Triggering Event shall be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Continuing Director” means, as of any date of determination, any member of the board of directors of IR Parent who: (1) was a member of such board of directors on the date of the issuance of the Senior Notes; or (2) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

“Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A., and its successors.

“Investment Grade” means (1) a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); (2) a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and (3) a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch).

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agency” means each of Moody’s, S&P and Fitch; provided, that if any of Moody’s, S&P and Fitch ceases to rate the Senior Notes or fails to make a rating of the Senior Notes publicly available for reasons outside of the Company’s and the Guarantors’ control, a “nationally recognized statistical rating organization,” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by IR Global as a replacement agency for Moody’s, S&P or Fitch, or any of them, as the case may be, with respect to making a rating of the Senior Notes.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Section 208. Amendments or Supplements Without Consent of Holders. In addition to any permitted amendment or supplement to the Indenture pursuant to Section 901 of the Indenture, the Company, the Guarantors and the Trustee may amend or supplement the Senior Notes without notice to or the consent of any Holder of the Senior Notes:

(15) to conform this Second Supplemental Indenture and the form or terms of the Senior Notes to the section entitled “Description of Notes” as set forth in the final offering memorandum related to the offering and sale of the Senior Notes dated June 17, 2013;

(16) to add guarantees with respect to the Senior Notes;

(17) to provide for the issuance of Exchange Securities;

(18) to provide for the issuance of additional Senior Notes in accordance with the Indenture and this Second Supplemental Indenture; or

(19) to amend the provisions of the Indenture and this Second Supplemental Indenture relating to the transfer and legending of the Senior Notes, including, without limitation, to facilitate the issuance and administration of the Senior Notes; provided that compliance with the Indenture and this Second Supplemental Indenture as so amended would not result in the Senior Notes being transferred in violation of the Securities Act of 1933, as amended, or any applicable securities law.

Section 209. Transfer and Exchange.

(a) Transfer and Exchange of Global Securities. Except as otherwise set forth in this Section 209, a Global Security (and the related Guarantees) representing all or a portion of the Securities may not be transferred except as a whole by the U.S. Depositary to a nominee of such U.S. Depositary or by a nominee of such U.S. Depositary to such U.S. Depositary or another nominee of such U.S. Depositary or by such U.S. Depositary or any such nominee to a successor U.S. Depositary or a nominee of such successor U.S. Depositary.

(i) If at any time the U.S. Depositary for the Securities notifies the Issuer that it is unwilling or unable to continue as U.S. Depositary for the Securities or if any time the U.S. Depositary for the Securities shall no longer be a clearing agency registered and in good standing under the Exchange Act, or other applicable statute or regulation, the Issuer shall appoint a successor U.S. Depositary with respect to the Securities. If a successor U.S. Depositary for the Securities is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such condition, the Issuer will execute, and the Trustee for the Securities, upon receipt of a Company Order for the authentication and delivery of Definitive Securities, will authenticate and deliver, the Securities in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities in exchange for such Global Security or Securities and having endorsed thereon the Guarantees executed by the Guarantors.

(ii) The Issuer may at any time and in its sole discretion determine that the Securities issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event, the Issuer will execute, and the Trustee for the Securities, upon receipt of a Company Order for the authentication and delivery of Definitive Securities, will authenticate and deliver, the Securities in definitive form and in an aggregate principal amount equal to the principal amount of the Global Security or Securities in exchange for such Global Security or Securities and having endorsed thereon the Guarantees executed by the Guarantors.

(iii) If the Securities shall have been issued in the form of one or more Global Securities and if an Event of Default with respect to the Securities shall have occurred and be continuing, the Issuer will promptly execute, and the Trustee for the Securities, upon receipt of a Company Order for the authentication and delivery of Definitive Securities, will authenticate and deliver, the Securities in definitive form and in an aggregate principal amount equal to the principal amount of the Global Security or Securities in exchange for such Global Security or Securities and having endorsed thereon the Guarantees executed by the Guarantors.

Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 304 and 306 of the Indenture. Securities authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 209 or Section 304 or 306 of the Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Security, except for Definitive Securities issued subsequent to any of the preceding events in (i) through (iii) above and pursuant to Section 209(c) hereof. A Global Security may not be exchanged for another Security other than as provided in this Section 209(a); provided, however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 209(b), (c) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the U.S. Depositary, in accordance with the provisions of this Second Supplemental Indenture, the Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Security Registrar to effect the transfers described in this Section 209(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 209(b)(i) hereof, the transferor of such beneficial interest must deliver to the Security Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the U.S. Depositary in accordance with the Applicable Procedures directing the U.S. Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the U.S. Depositary in accordance with the Applicable Procedures directing the U.S. Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the U.S. Depositary to the Security Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Issuer in accordance with Section 209(f) hereof, the requirements of this Section 209(b)(ii) shall be deemed to have been satisfied upon receipt by the Security Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Securities. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Second Supplemental Indenture, the Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security pursuant to Section 209(h) hereof.

(iii) Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 209(b)(ii) hereof and the Security Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item 1 thereof; or

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item 2 thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 209(b)(ii) hereof and:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Security Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item 1(a) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item 4 thereof;

and, in each such case set forth in this subparagraph (D), if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Security has not yet been issued, the Issuer shall issue and, upon receipt of a Company Order in accordance with Section 303 of the Indenture, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(c) Transfer or Exchange of Beneficial Interests for Definitive Securities.

(i) Beneficial Interests in Restricted Global Securities to Restricted Definitive Securities. If any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Security, then, upon the occurrence of any of the events in paragraph (i) through (iii) of Section 209(a) hereof and receipt by the Security Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item 2(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item 1 thereof;

(C) if such beneficial interest is being transferred to a Non- U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item 2 thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item 3(a) thereof;

(E) if such beneficial interest is being transferred to the Issuer or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item 3(b) thereof;

(F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item 3(c) thereof; or

(G) if such beneficial interest is being transferred to an IAI purchasing for its own account, or for the account of such an IAI, in each case, in a minimum principal amount of Securities of $500,000, a certificate substantially in the form of Exhibit D hereto;

the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 209(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the applicable principal amount. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 209(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from the U.S. Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 209(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities. A holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Definitive Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only upon the occurrence of any of the events in subsection (i) or (ii) of Section 209(a) hereof and if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Security Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for an Unrestricted Definitive Security, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item 1(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item 4 thereof;

and, in each such case set forth in this subparagraph (D), if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities. If any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon the occurrence of any of the events in subsection (i) or (ii) of Section 209(a) hereof and satisfaction of the conditions set forth in Section 209(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 209(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the applicable principal amount. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 209(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from or through the U.S. Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 209(c)(iii) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Securities for Beneficial Interests.

(i) Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities. If any Holder of a Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security or to transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Security Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item 2(b) thereof;

(B) if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item 1 thereof;

(C) if such Restricted Definitive Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item 2 thereof;

(D) if such Restricted Definitive Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item 3(a) thereof;

(E) if such Restricted Definitive Security is being transferred to the Issuer or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item 3(b) thereof;

(F) if such Restricted Definitive Security is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item 3(c) thereof; or

(G) if such Restricted Definitive Security is being transferred to an IAI purchasing for its own account, or for the account of such an IAI, in each case, in a minimum principal amount of Securities of $500,000, a certificate substantially in the form of Exhibit D hereto;

the Trustee shall cancel the Restricted Definitive Security, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Security, in the case of clause (B) above, the applicable 144A Global Security, and in the case of clause (C) above, the applicable Regulation S Global Security.

(ii) Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Restricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Security Registrar receives the following:

(1) if the Holder of such Definitive Securities proposes to exchange such Securities for a beneficial interest in the Unrestricted Global Security, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item 1(c) thereof; or

(2) if the Holder of such Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item 4 thereof;

and, in each such case set forth in this subparagraph (D), if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 209(d)(ii), the Trustee shall cancel the Definitive Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security.

(iii) Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities.

If any such exchange or transfer from a Definitive Security to a beneficial interest is effected pursuant to subparagraph (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Security has not yet been issued, the Issuer shall issue and, upon receipt of a Company Order in accordance with Section 303 of the Indenture, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of Definitive Securities so transferred.

(e) Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 209(e), the Security Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Security Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Security Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 209(e):

(i) Restricted Definitive Securities to Restricted Definitive Securities. Any Restricted Definitive Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Security Registrar receives the following:

(A) if the transfer will be made to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item 1 thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item 2 thereof;

(C) if the transfer will be made to an IAI pursuant to Rule 501, then the transferor must deliver a certificate substantially in the form of Exhibit D hereto; or

(D) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item 3 thereof, if applicable.

(ii) Restricted Definitive Securities to Unrestricted Definitive Securities. Any Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Security Registrar receives the following:

(1) if the Holder of such Restricted Definitive Securities proposes to exchange such Securities for an Unrestricted Definitive Security, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item 1(d) thereof; or

(2) if the Holder of such Restricted Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item 4 thereof;

and, in each such case set forth in this subparagraph (D), if the Security Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of Unrestricted Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security. Upon receipt of a request to register such a transfer, the Security Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

(f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of a Company Order in accordance with Section 303 of the Indenture, the Trustee shall authenticate (i) one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Securities tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Securities and (z) they are not affiliates (as defined in Rule 144) of the Issuer, and accepted for exchange in the Exchange Offer and (ii) Unrestricted Definitive Securities in an aggregate principal amount equal to the principal amount of the Restricted Definitive Securities tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Securities and (z) they are not affiliates (as defined in Rule 144) of the Issuer, and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Securities, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Securities to be reduced accordingly, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Securities so accepted Unrestricted Definitive Securities in the applicable principal amount. Any Securities that remain outstanding after the consummation of the Exchange Offer, and Exchange Securities issued in connection with the Exchange Offer, shall be treated as a single class of securities under this Second Supplemental Indenture and the Indenture.

(g) Legends. The following legends shall appear on the face of all Global Securities and Definitive Securities issued under this Second Supplemental Indenture and the Indenture unless specifically stated otherwise in the applicable provisions of this Second Supplemental Indenture and the Indenture:

(i) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.”

(B) Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to subparagraph (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 209 (and all Securities issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii) Global Security Legend. Each Global Security shall bear a legend in substantially the following form:

“THIS GLOBAL SECURITY IS HELD BY THE U.S. DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 209(H) OF THE SECOND SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 209(A) OF THE SECOND SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 309 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR U.S. DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE U.S. DEPOSITARY TO A NOMINEE OF THE U.S. DEPOSITARY OR BY A NOMINEE OF THE U.S. DEPOSITARY TO THE U.S. DEPOSITARY OR ANOTHER NOMINEE OF THE U.S. DEPOSITARY OR BY THE U.S. DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR U.S. DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR U.S. DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(h) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 309 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the U.S. Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the U.S. Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Securities and Definitive Securities upon receipt of a Company Order in accordance with Section 303 of the Indenture or at the Security Registrar’s request.

(ii) No service charge shall be made to a holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Issuer or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 304 and 306 of the Indenture and Sections 202, 204 and 207 hereof).

(iii) Neither the Security Registrar nor the Issuer shall be required to register the transfer of or exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(iv) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Second Supplemental Indenture and the Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

(v) The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 1103 of the Indenture and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (C) to register the transfer of or to exchange a Security between a Regular Record Date and the next succeeding Interest Payment Date.

(vi) Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and interest (including Additional Interest, if any) on such Securities and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(vii) Upon surrender for registration of transfer of any Security at the office or agency of the Issuer designated pursuant to Section 1002 of the Indenture, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more replacement Securities of any authorized denomination or denominations of a like aggregate principal amount.

(viii) At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Securities to be exchanged at such office or agency. Whenever any Global Securities or Definitive Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the replacement Global Securities and Definitive Securities which the Holder making the exchange is entitled to in accordance with the provisions of Section 303 of the Indenture.

For purposes of this Section 209, the following terms will be applicable:

“144A Global Security” means a Global Security substantially in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the U.S. Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Securities sold in reliance on Rule 144A.

“Agent” means any Registrar or Paying Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the U.S. Depositary, Euroclear and/or Clearstream that apply to such transfer or exchange.

“Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Clearstream” means Clearstream Banking, Société Anonyme.

“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 209(c) hereof, substantially in the form of Exhibit A hereto, except that such Security shall not bear the Global Security Legend and shall not have the “Schedule of Exchanges of Interests in the Global Security” attached thereto.

“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear system.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Exchange Securities” means the Securities issued in the Exchange Offer pursuant to Section 209(f) hereof.

“Global Security Legend” means the legend set forth in Section 209(g)(ii) hereof, which is required to be placed on all Global Securities issued under this Indenture.

“Global Securities” means, individually and collectively, each of the Restricted Global Securities and the Unrestricted Global Securities, substantially in the form of Exhibit A issued in accordance with Section 205 of the Indenture and Sections 209(b), (d) or (f) hereof.

“IAI” means an institutional “accredited investor” as described in Rule 501.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Initial Purchasers” means Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Issuer and sent to all Holders of the Securities for use by such Holders in connection with the Exchange Offer.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Participant” means, with respect to the U.S. Depositary, Euroclear or Clearstream, a Person who has an account with the U.S. Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Private Placement Legend” means the legend set forth in Section 209(g)(i) hereof to be placed on all Securities issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registration Rights Agreement” means the Registration Rights Agreement related to the Securities dated as of the Issue Date, among the Issuer and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Securities, one or more registration rights agreements between the Issuer and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuer to the purchasers of Additional Securities to register such Additional Securities under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Security” means a permanent Global Security in the form of Exhibit A hereto, bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the U.S. Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities sold in reliance on Rule 903.

“Restricted Definitive Security” means a Definitive Security bearing the Private Placement Legend.

“Restricted Global Security” means a Global Security bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Unrestricted Definitive Security” means one or more Definitive Securities that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Security” means a permanent Global Security, substantially in the form of Exhibit A hereto, that bears the Global Security Legend and that has the “Schedule of Exchanges of Interests in the Global Security” attached thereto, and that is deposited with or on behalf of and registered in the name of the U.S. Depositary, representing Securities that do not bear the Private Placement Legend.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

ARTICLE THREE

MISCELLANEOUS

Section 301. Execution as Supplemental Indenture. This Second Supplemental Indenture is hereby executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Second Supplemental Indenture forms a part thereof.

Section 302. Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Second Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provisions shall control.

Section 303. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 304. Separability. In case any provision in this Second Supplemental Indenture or in any Senior Note or related Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 305. The Trustee. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Second Supplemental Indenture, or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.

Section 306. Governing Law. This Second Supplemental Indenture, the Senior Notes and the related Guarantees shall be governed by and construed in accordance with the laws of the State of New York.

Section 307. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 308. Additional Guarantors. If at any time there is more than one Guarantor in respect of the Senior Notes, then each such Guarantor shall be deemed to Guarantee the Senior Notes jointly and severally with each other such Guarantor, and any reference in the Indenture and this Second Supplemental Indenture to “the Guarantor” shall be deemed to be a reference to each such Guarantor.

[Remainder of page left intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED

By:	/s/ Patrick S. Shannon
Name: Patrick S. Shannon
Title: Vice President and Treasurer

INGERSOLL-RAND PLC

By:	/s/ Patrick S. Shannon
Name: Patrick S. Shannon
Title: Vice President and Treasurer

INGERSOLL-RAND COMPANY LIMITED

By:	/s/ Barbara A. Santoro
Name: Barbara A. Santoro
Title: Vice President – Corporate Governance and Secretary

INGERSOLL-RAND INTERNATIONAL HOLDING LIMITED

By:	/s/ Patrick S. Shannon
Name: Patrick S. Shannon
Title: Vice President and Treasurer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Francine Kincaid
Name: Francine Kincaid
Title: Vice President

2

EXHIBIT A-1

Form of 4.250% Senior Notes due 2023

[Insert the Global Security Legend, if applicable pursuant to the provisions of the Second Supplemental Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Second Supplemental Indenture]

No.	CUSIP No.
$

INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED, a company duly organized and existing under the laws of Bermuda (herein called the “Company”, which term includes any successor company under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $[                    ] ([                    ] DOLLARS)[, as it may be increased or decreased as set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto,] on June 15, 2023, and to pay interest thereon from and including June 20, 2013 (the “Original Issue Date”), or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on June 15 and December 15 in each year, commencing December 15, 2013, at the rate per annum provided in the title hereof, until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Interest shall be computed on the basis of a year of twelve 30-day months.

Payment of the principal of (and premium, if any, on) and interest, if any, on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in coin or currency of the United States of America, provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of or funds transferred to the person entitled thereto as such address shall appear in the Security Register.

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REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of page left intentionally blank.]

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and delivered on the date first written above.

INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED

By
Name:
Title:

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This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:	THE BANK OF NEW YORK MELLON, as Trustee

By
Authorized Signatory

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(Reverse of Note)

INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED

4.250% Senior Notes due 2023

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of June 20, 2013, as supplemented (herein called the “Indenture”), among the Company, Ingersoll-Rand plc, Ingersoll-Rand Company Limited and Ingersoll-Rand International Holding Limited (herein called the “Guarantors”, which term includes any successor guarantor under the Indenture) and The Bank of New York Mellon, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to [                        ].

The Securities of this series are subject to redemption upon not less than 30 or more than 60 days’ notice delivered electronically or by mail to the Holders of such Securities at their addresses in the Security Register for such series or otherwise in accordance with the procedures of the U.S. Depositary, at any time, as a whole or in part, at the election of the Company, at a Redemption Price equal to the greater of:

(a) 100% of the principal amount of the Securities to be redeemed, or

(b) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (not including any portion of payments of interest accrued as of the Redemption Date) from the Redemption Date to the date of Maturity, discounted to the Redemption Date on a semi-annual basis assuming a 360-day year consisting of twelve 30-day months at a discount rate equal to the Adjusted Treasury Rate (as defined below) plus 35 basis points.

Interest will cease to accrue on the Securities or portions of the Securities called for redemption on and after the Redemption Date and the Company will pay accrued and unpaid interest on the principal amount of the Securities being redeemed to, but not including, the Redemption Date.

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

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“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than four Reference Treasury Dealer Quotations, the average of the Reference Treasury Dealer Quotations so received.

“Quotation Agent” means J.P. Morgan Securities LLC.

“Reference Treasury Dealer” means (i) each of Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their respective successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), in which case the Company shall substitute another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealers selected by the Quotation Agent.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding that Redemption Date.

In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Company may elect to redeem the outstanding Securities, in whole but not in part, at any time, upon not less than 30 nor more than 60 days’ prior written notice delivered electronically or mailed by first-class mail to the registered address of each Holder of the Securities or otherwise in accordance with the procedures of the U.S. Depositary, at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest thereon, if any, to, but not including, the date fixed for redemption (a “Tax Redemption Date”), and Additional Amounts, if any, then due or becoming due on the Tax Redemption Date in the event (i) the Company is, has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Securities, any Additional Amounts or indemnification payments (other than in respect of documentary taxes) as a result of (A) a change or amendment in the laws or treaties (including any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction; or (B) any change or amendment in the application, administration or interpretation of such laws, treaties, regulations or rulings (including pursuant to a holding, judgment or order by a court of competent jurisdiction); which change or amendment, in either case, is announced or becomes effective after the date hereof (or, if the applicable Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a later date, after such later date) (each of the foregoing in clauses (A) and (B), a “Change in Tax Law”); and (ii) the Company has determined in its business judgment that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to the Company.

A-1-6

Notwithstanding the foregoing, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would, but for such redemption, be obligated to make such payment or withholding or later than 90 days after the Company is first obligated to make such payment or withholding. Prior to the delivery or mailing of any notice of redemption of the Securities pursuant to the foregoing, the Company shall deliver to the Trustee (1) a certificate signed by a duly authorized officer stating that the Company is entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company to so redeem have occurred and (2) an opinion of an independent tax counsel of recognized international standing to the effect that the circumstances referred to in clause (i) in the first sentence of the previous paragraph exist, and the Trustee shall accept such certificate and such opinion as sufficient evidence of the satisfaction of the conditions precedent above, which acceptance shall then be conclusive and binding on the Holders of Securities.

The Securities of this series are subject to redemption upon the occurrence of a Change of Control Triggering Event. Unless the Company has exercised its right to redeem this Security in full as described above, the Indenture provides that each Holder of the Securities of this series will have the right to require the Company to purchase all or a portion of such Holder’s Securities of this series pursuant to the offer described below (the “Change of Control Offer”) at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of Holders of Securities of this series on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company will be required to send, by electronic delivery or first class mail or otherwise in accordance with the procedures of the U.S. Depositary, a notice to each Holder of the Securities of this series, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is delivered or mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if delivered or mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

Holders electing to have Securities purchased pursuant to a Change of Control Offer will be required to surrender their Securities, with the form below entitled “Option of Holder to Elect Purchase” completed, to the paying agent at the address specified in the notice, or transfer their Securities to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

A-1-7

On the Change of Control Payment Date, the Company will, to the extent lawful:

1.	accept for payment all Securities of this series (or portions of Securities of this series) properly tendered pursuant to the Change of Control Offer; provided that the unpurchased portion of any Security of this series must be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof;

2.	deposit with the paying agent an amount equal to the aggregate payment in respect of all Securities of this series (or portions of Securities of this series) properly tendered pursuant to the Change of Control Offer; and

3.	deliver or cause to be delivered to the Trustee the Securities of this series properly accepted for purchase, together with an officer’s certificate stating the aggregate principal amount of Securities of this series (or portions of Securities of this series) being purchased.

The paying agent will promptly mail to each Holder of properly tendered Securities the purchase price for the Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each such Holder new Securities equal in principal amount to any unpurchased portion of any Securities surrendered; provided that each new Security will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The Company will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all properly tendered Securities of this series not withdrawn under its offer.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the purchase of the Securities of this series as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Securities of this series, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the Securities of this series by virtue of such conflict.

For purposes of the Change of Control Offer provisions of the Securities, the following terms will be applicable:

“Below Investment Grade Rating Event” means the Securities of this series cease to be rated Investment Grade by at least two of the three Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by IR Parent of any Change of Control (or pending Change of Control) and ending 60 days following the consummation of such Change of Control (which Trigger Period will be extended if the rating of the Securities is under publicly announced consideration for possible downgrade by any Rating Agency on such 60th day, such extension to last with respect to each Rating Agency until the date on which such Rating Agency considering such possible downgrade either (x) rates the Securities below Investment Grade or (y) publicly announces that it is no longer considering the Securities for possible downgrade; provided, that no such extension will occur if on such 60th day the Securities are rated Investment Grade not subject to review for possible downgrade by any Rating Agency).

A-1-8

“Change of Control” means the occurrence of any one of the following:

1)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of IR Parent and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) and Section 14(d) of the Exchange Act) other than to IR Parent or one of its subsidiaries;

2)	the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d) and Section 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of IR Parent, or other Voting Stock into which the Voting Stock of IR Parent is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

3)	the first day on which the majority of the members of the board of directors of IR Parent cease to be Continuing Directors;

4)	IR Parent consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, IR Parent, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of IR Parent or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of IR Parent outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction;

5)	the adoption of a plan relating to the liquidation or dissolution of IR Parent; or

6)	the failure of IR Parent to own, directly or indirectly, at least 51% of the Voting Stock of the Company.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (2) above if (i) IR Parent becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii) the shares of the Voting Stock of IR Parent outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of such holding company immediately after giving effect to such transaction.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

A-1-9

“Continuing Director” means, as of any date of determination, any member of the board of directors of IR Parent who: (1) was a member of such board of directors on the date of the issuance of the Securities of this series; or (2) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

“Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A., and its successors.

“Investment Grade” means (1) a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); (2) a rating of BBB-or better by S&P (or its equivalent under any successor rating category of S&P); and (3) a rating of BBB-or better by Fitch (or its equivalent under any successor rating category of Fitch).

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agency” means each of Moody’s, S&P and Fitch; provided, that if any of Moody’s, S&P and Fitch ceases to rate the Securities of this series or fails to make a rating of the Securities of this series publicly available for reasons outside of the Company’s and the Guarantors’ control, a “nationally recognized statistical rating organization,” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company as a replacement agency for Moody’s, S&P or Fitch, or any of them, as the case may be, with respect to making a rating of the Securities of this series.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The Indenture contains provisions for defeasance of (a) the entire indebtedness of this Security and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding of all series to be affected, on behalf of the Holders of all Securities of such series, to waive compliance by the Company and/or the Guarantors with certain provisions of the Indenture and certain past defaults under the Indenture

A-1-10

and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest, if any, on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any, on) and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Guarantors, the Trustee or any such agent shall be affected by notice to the contrary.

No recourse for the payment of the principal of (and premium, if any, on) or interest, if any, on this Security or any Guarantee endorsed hereon, or for any claim based hereon or thereon or otherwise in respect hereof or thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor in the Indenture or in any indenture supplemental thereto, or in any Security or in any Guarantee, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any Guarantor or of any successor corporation, either directly or through the Company or any Guarantor or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

A-1-11

THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture. In the event that a provision of this Security conflicts with the Indenture, the terms of the Indenture will govern.

A-1-12

Option of Holder to Elect Purchase

If you want to elect to have this Security purchased by the Company pursuant to Section 207 of the Second Supplemental Indenture, check the box below:

☐

If you want to elect to have only part of the Security purchased by the Company pursuant to Section 207 of the Second Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Tax Identification No.:

Signature Guarantee:**

**	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee)

A-1-13

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $                . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount	Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized officer of Trustee or Note Custodian

*	This schedule should only be included if the Senior Notes are issued in global form.

A-1-14

EXHIBIT A-2

Form of Guarantee to 4.250% Senior Notes due 2023

For value received, each of Ingersoll-Rand plc, a company duly organized and existing under the laws of Ireland, Ingersoll-Rand Company Limited, a company duly organized and existing under the laws of Bermuda and Ingersoll-Rand International Holding Limited, a company duly organized and existing under the laws of Bermuda (each herein called a “Guarantor”, which term includes any successor Person under the Indenture referred to in the Security upon which this Guarantee is endorsed), hereby irrevocably and unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed and to the Trustee for itself and on behalf of each such Holder the due and punctual payment of the principal of (and premium, if any, on) and interest on such Security and the due and punctual payment of the sinking fund or analogous payments referred to therein, if any, when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture referred to therein, and all other amounts owed under the Indenture, all in accordance with and subject to the terms and limitations of the Security on which this Guarantee is endorsed and Article Thirteen of the Indenture. In case of the failure of Ingersoll-Rand Global Holding Company Limited, a company duly organized under the laws of Bermuda (herein called the “Company”, which term includes any successor Person under such Indenture), promptly to make any such payment of principal (and premium, if any) or interest or any such sinking fund or analogous payment, each Guarantor hereby agrees to cause any such payment to be made promptly when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company, subject to the terms and limitations of Article Thirteen of the Indenture.

Each such Guarantor shall be deemed to Guarantee the Security jointly and severally with each other such Guarantor.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of such Security shall have been manually executed by or on behalf of the Trustee under such Indenture.

All terms used in this Guarantee which are defined in such Indenture shall have the meanings assigned to them in such Indenture.

THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Executed and delivered on this [            ] day of [                ], 2013.

B-1

Ingersoll-Rand plc

By
Name:
Title:

Ingersoll-Rand Company Limited

By
Name:
Title:

Ingersoll-Rand International Holding Limited

By
Name:
Title:

B-2

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Ingersoll-Rand Global Holding Company Limited

c/o Ingersoll-Rand Company

One Centennial Avenue

Piscataway, NJ 08855

The Bank of New York Mellon

Corporate Trust

525 William Penn Place, 38th Floor

Pittsburgh, PA 15259

Re: 4.250% Senior Notes due 2023

Reference is hereby made to the Indenture, dated as of June 20, 2013 (the “Base Indenture”), among Ingersoll-Rand Global Holding Company Limited (the “Issuer”), Ingersoll-Rand plc, Ingersoll-Rand Company Limited and Ingersoll-Rand International Holding Limited (the “Guarantors”) and The Bank of New York Mellon (the “Trustee”) and the Second Supplemental Indenture, dated as of June 20, 2013 (together with the Base Indenture, the “Indenture”), among the Issuer, the Guarantors and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                         (the “Transferor”) owns and proposes to transfer the Securities or interest in such Securities specified in Annex A hereto, in the principal amount of $             in such Securities or interests (the “Transfer”), to              (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [     ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL SECURITY OR A DEFINITIVE SECURITY PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2. [     ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL SECURITY OR A DEFINITIVE SECURITY PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

3. [     ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE DEFINITIVE SECURITY PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Securities and Restricted Definitive Securities and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) [     ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) [     ] such Transfer is being effected to the Issuer or a subsidiary thereof;

or

(c) [     ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. [     ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY OR OF AN UNRESTRICTED DEFINITIVE SECURITY.

(a) [     ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

(b) [     ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

(c) [     ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	[ ] a beneficial interest in the:

(i)	[ ] 144A Global Security (CUSIP 45687A AH5), or

(ii)	[ ] Regulation S Global Security (CUSIP G7306A AB2), or

(b)	[ ] a Restricted Definitive Security.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	[ ] a beneficial interest in the:

(i)	[ ] 144A Global Security (CUSIP 45687A AH5), or

(ii)	[ ] Regulation S Global Security (CUSIP G7306A AB2), or

(iii)	[ ] Unrestricted Global Security ( ); or

(b)	[ ] a Restricted Definitive Security; or

(c)	[ ] an Unrestricted Definitive Security, in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Ingersoll-Rand Global Holding Company Limited

c/o Ingersoll-Rand Company

One Centennial Avenue

Piscataway, NJ 08855

The Bank of New York Mellon

Corporate Trust

525 William Penn Place, 38th Floor

Pittsburgh, PA 15259

Re:	4.250% Senior Notes due 2023

Reference is hereby made to the Indenture, dated as of June 20, 2013 (the “Base Indenture”), among Ingersoll-Rand Global Holding Company Limited (the “Issuer”), Ingersoll-Rand plc, Ingersoll-Rand Company Limited and Ingersoll-Rand International Holding Limited (the “Guarantors”) and The Bank of New York Mellon (the “Trustee”) and the Second Supplemental Indenture, dated as of June 20, 2013 (together with the Base Indenture, the “Indenture”), among the Issuer, the Guarantors and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                          (the “Owner”) owns and proposes to exchange the Securities or interest in such Securities specified herein, in the principal amount of $                 in such Securities or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1) EXCHANGE OF RESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL SECURITY FOR UNRESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL SECURITY

a) [    ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

b) [     ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO UNRESTRICTED DEFINITIVE SECURITY. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

c) [     ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SECURITY TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY. In connection with the Owner’s Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

d) [     ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SECURITY TO UNRESTRICTED DEFINITIVE SECURITY. In connection with the Owner’s Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2) EXCHANGE OF RESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL SECURITIES FOR RESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL SECURITIES

a) [     ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO RESTRICTED DEFINITIVE SECURITY. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a Restricted Definitive Security with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.

b) [     ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SECURITY TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY. In connection with the Exchange of the Owner’s Restricted Definitive Security for a beneficial interest in the [CHECK ONE] [ ] 144A Global Security [ ] Regulation S Global Security, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and are dated                                         .

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF TRANSFEREE LETTER OF REPRESENTATION

Ingersoll-Rand Global Holding Company Limited

c/o Ingersoll-Rand Company

One Centennial Avenue

Piscataway, NJ 08855

The Bank of New York Mellon

Corporate Trust

525 William Penn Place, 38th Floor

Pittsburgh, PA 15259

Re:	4.250% Senior Notes due 2023

Reference is hereby made to the Indenture, dated as of June 20, 2013 (the “Base Indenture”), among Ingersoll-Rand Global Holding Company Limited (the “Issuer”), Ingersoll-Rand plc, Ingersoll-Rand Company Limited and Ingersoll-Rand International Holding Limited (the “Guarantors”) and The Bank of New York Mellon (the “Trustee”) and the Second Supplemental Indenture, dated as of June 20, 2013 (together with the Base Indenture, the “Indenture”), among the Issuer, the Guarantors and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This certificate is delivered to request a transfer of $             principal amount of the 4.250% Senior Notes due 2023 (the “Securities”) of the Issuer. Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $500,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is six months

C-1

after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act (“Rule 144A”), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Securities of $500,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (c), (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

TRANSFEREE: ,

by:

C-2